Exhibit 10.4

Lock-Up Agreement

June 2, 2025
ATAI Life Sciences N.V.
Wallstraße 16
10179 Berlin
Germany

Ladies and Gentlemen:

The undersigned understands that ATAI Life Sciences N.V. (the “Company”) will enter into that certain Share Purchase Agreement dated on or about the date hereof (the “Share Purchase Agreement”) between, amongst others, certain shareholders of Beckley Psytech Limited and the Company (the transactions contemplated by the Share Purchase Agreement, the “Transactions”). In connection with the Share Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees with the Company that without the prior written consent of the Company, the undersigned will not, directly or indirectly (and will cause any direct or indirect affiliate of the undersigned not to), and subject to the Lock-Up Run-Off Period (as defined below), during the period commencing on the execution of this Lock-Up Agreement (the “Lock-Up Agreement”) and terminating on the date that is the later of (a) sixty (60) days following the public announcement of the results of the Company’s Phase 2b Clinical Trial (as defined in the Share Purchase Agreement) in respect of BPL-003, (b) Completion (as defined in the Share Purchase Agreement) or (c) the date on which the Share Purchase Agreement is terminated (with such period being the “Lock-Up Period”), (1) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any ordinary shares, with a nominal value of EUR 0.10 per share, in the share capital of the Company, whether acquired prior to, on or after the date hereof (the “Common Shares”) or securities convertible into or exchangeable or exercisable for any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), securities which may be issued upon exercise of a stock option or warrant and any Common Shares, options, warrants or securities now owned or hereafter acquired by the undersigned (including, for the avoidance of doubt, any Common Shares to be issued to the undersigned pursuant to the Transactions) (collectively, the “Lock-Up Securities”)), (2) enter into any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended to, or which could reasonably be expected to lead to or result in, a sale, loan or other disposition (whether by the undersigned or someone other than the undersigned) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) exercise any right with respect to the registration of any Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted, any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), or (4) publicly disclose the intention to do any of the foregoing (these restrictions collectively, the “Lock-Up Restrictions”). Furthermore, the undersigned confirms that he, she or it has furnished the Company with the details of any transaction the undersigned, or any of his, her or its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Lock-Up Agreement if it had been entered into by the undersigned during the Lock-Up Period.

The foregoing shall not apply to transfers of Lock-Up Securities:

a)
in connection with any pledge, hypothecation or security interest in Lock-Up Securities in a bona fide transaction to a bona fide third party as collateral or security for any margin loan or other loans, advances or extensions of credit entered into by the undersigned or any of its direct or indirect subsidiaries or affiliates, or the transfer of Lock-Up Securities that have been pledged or hypothecated to a bona-fide third party on or prior to the date of this Lock-Up Agreement, in the event of a foreclosure on such shares pursuant to such pledge or hypothecation, provided that any filing under Section 16 or Section 13 of the Exchange Act shall clearly indicate that the filing relates to the circumstances described in this clause and no other public filing or announcement shall be made voluntarily during the Lock-up Period in connection with such transfer or disposition;

b)
to any beneficiary of the undersigned pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiary or immediate family member of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

c)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

d)	as distributions to limited partners, members or stockholders of the undersigned;

e)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

f)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (d) above;

g)
transfers by operation of law, such as (without limitation) pursuant to an order of a court or regulatory agency, including a domestic relations order or negotiated divorce settlement, or to comply with any regulations related to the undersigned’s ownership of Common Shares;

h)	to the Company or any of its subsidiaries upon death, disability or termination of employment, in each case, of the undersigned;

i)
to the Company or any of its subsidiaries (i) deemed to occur upon the cashless exercise of options or convertible debt instruments or (ii) for the primary purpose of paying the exercise price of such options or convertible debt instruments or for paying taxes (including estimated taxes) due as a result of the exercise of such options;

j)
pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control of the Company following the consummation of the Transactions that has been approved or recommended by the Company’s board of directors (or, as long as the Company has a two-tier board structure, the Company’s management board and supervisory board), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Common Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company;

k)	with the prior written consent of the Company;

l)
entrance into any call option agreement, forward sale or other sale arrangements, provided that exercise or delivery of the applicable Lock-Up Securities shall not occur prior to the expiration of the Lock-Up Period; or

m)
to any of the undersigned’s affiliates or any related or controlled fund or sub-fund, partnership or investment vehicle or any general partner, managing limited partner or management company who holds or manages any business of, or whose business is held or managed by, the undersigned or any of its affiliates (provided that, in each case, such transferee shall continue to be bound by the terms of this Lock-Up Agreement).

provided, that, (A) in the case of any transfer or distribution pursuant to clauses (c) through (g) above, (i) each donee, trustee, transferee or distributee, as the case may be, shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement and (ii) such transfers are not dispositions for value; (B) in the case of any transfer or distribution pursuant to clauses (a) and (c) through (f) above, each party (donor, donee, trustee, transferor, transferee, distributer or distributee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and (C) in the case of any transfer or distribution pursuant to clauses (b) and (g) through (i) above, any filing that is required under the Securities Act or the Exchange Act shall include disclosure explaining the nature of the transfer or disposition in the footnotes thereto, and no filing or public announcement of the transfer or disposition shall be voluntarily made prior to the expiration of the Lock-Up Period. The term “affiliate” in this Lock-Up Agreement shall have the meaning set forth in Rule 405 under the Securities Act.

Upon expiry of the Lock-Up Period, the Lock-Up Securities shall cease to be subject to the Lock-Up Restrictions at a rate of 1/12 of the undersigned’s Lock-Up Securities upon the expiration of each full calendar month from the expiry of the Lock-Up Period, such that there shall be no Lock-Up Securities on the first day of the 13th calendar month following the expiry of the Lock-Up Period (the “Lock-Up Run-Off Period”).

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”) during the Lock-Up Period, provided that no direct or indirect offers, sales, contracts to sell sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Lock-Up Securities may be effected pursuant to such plan during the Lock-Up Period; provided further, that neither the Company nor the undersigned will voluntarily report the establishment of such Rule 10b5-1 Plan in any public report or filing with the SEC under the Exchange Act during the Lock-Up Period and any required filing under the Exchange Act regarding such plan indicates that no sales of Common Shares shall be permitted under such plan during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands and acknowledges that the Company is proceeding with the Transactions in reliance upon the provisions of this Lock-Up Agreement. It is understood that if (i) the Company notifies the undersigned that it does not intend to proceed with the Transactions or (ii) the Share Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the consummation of the Transactions, this Lock-Up Agreement shall become null and void and the undersigned will be released from its obligations under this Lock-Up Agreement. It is understood that if the Company waives or limits the application of any other lock-up agreement entered into by any other shareholder in connection with the Transactions or consents in writing to any transfer by any other shareholder, the undersigned hereto shall be entitled to the same waiver or limitation pro rata based on shareholdings, as the case may be. By way of example, if a holder of 1,000 Common Shares subject to a lock-up agreement is granted a waiver or the Company agrees to limit the application of such lock-up agreement in respect of such 1,000 Common Shares, then the undersigned shall be entitled to a waiver (or agreement to limit the application of this Lock-Up Agreement) in respect of 1,000 Common Shares.

The undersigned acknowledges and agrees that the Company has not provided any recommendation or investment advice nor has the Company solicited any action from the undersigned with respect to the Transactions and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Company may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Transactions, the Company is not making a recommendation to the undersigned to participate in the Transactions, enter into this Lock-Up Agreement, or sell any Common Shares at the price determined in the Transactions, and nothing set forth in any such disclosures is intended to suggest that the Company is making such a recommendation.

Each of the undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement thereof. This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

APEIRON INVESTMENT GROUP LTD

By:	/s/ Mario Frendo
Name:	Mario Frendo
Title:	Director

For acceptance by the Company:

By:	/s/Srinivas Rao
Name:	Srinivas Rao
Title:	CEO